UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

EDISON MISSION ENERGY

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
DELAWARE	333-59348	33-0868558
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

235 Remington Boulevard, Suite A

Bolingbrook, Illinois 60440

(Address of principal executive offices, including zip code)

714-513-8000

630-771-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 28, 2013, the Board of Directors of Edison Mission Energy (“EME”) and the Board of Managers of Midwest Generation, LLC (“Midwest Generation”) adopted a revised Ethics and Compliance Code (the “Code of Ethics”) that amended, restated, and replaced the prior Ethics and Compliance Code applicable to EME and Midwest Generation.  The revisions reflect the adoption of a Code of Ethics separate from that of Edison International, clarify the application of affiliate rules, and include technical, administrative or other non-substantive changes.

The amendment of the Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Ethics and Compliance Code.

The Code of Ethics has been posted on the “About Us” page of EME’s website, at www.edisonmissionenergy.com/about.asp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	July 2, 2013	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer

Midwest Generation, LLC

Date:	July 2, 2013	/s/ Maria Rigatti
MARIA RIGATTI Manager and Vice President